Calculation of Filing Fee Tables
S-3
DiamondRock Hospitality Co
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	1	Equity	Common stock, par value $0.01 per share	415(a)(6)			$ 112,103,578.00			S-3	333-258573	08/06/2021	$ 13,956.90
Carry Forward Securities	2	Equity	Common stock, par value $0.01 per share	415(a)(6)			$ 87,896,422.00			S-3	333-258573	08/06/2021	$ 9,589.50
			Total Offering Amounts:				$ 200,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the "Securities Act"), securities with an aggregate offering price of $200,000,000 registered under this prospectus supplement are unsold securities that were previously registered pursuant to the registration statement on Form S-3 filed by DiamondRock Hospitality Company (the "Company") with the Securities and Exchange Commission (the "SEC") on August 6, 2021 (File No. 333-258573) (the "Prior Registration Statement") and were not sold thereunder, including $112,103,578 of unsold shares of common stock originally registered on the Company's registration statement on Form S-3 filed with the SEC on August 8, 2018 (File No. 333-226674) (the "2018 Registration Statement") relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on August 8, 2018. In connection with the registration of such unsold securities on the 2018 Registration Statement, the Company paid registration fees totaling $13,956.90, which were carried forward to the Company's registration statement on Form S-3 filed on August 5, 2024 (Registration Statement No. 333-281236) (the "2024 Registration Statement") to which this prospectus supplement relates, and will be applied to the shares of common stock registered pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the Prior Registration Statement were deemed terminated as of the date of effectiveness of the 2024 Registration Statement. The securities originally registered under the 2018 Registration Statement were carried forward pursuant to Rule 415(a)(6) from the 2018 Registration Statement to the Prior Registration Statement.

[2]	Pursuant to Rule 415(a)(6) under the Securities Act, securities with an aggregate offering price of $200,000,000 registered under this prospectus supplement are unsold securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder, including $87,896,422 of unsold shares of common stock originally registered on the Prior Registration Statement relating to a prospectus supplement filed pursuant to Rule 424(b)(5) on August 6, 2021. In connection with the registration of such unsold securities on the Prior Registration Statement, the Company paid registration fees totaling $9,589.50, which were carried forward to the 2024 Registration Statement to which this prospectus supplement relates, and will be applied to the shares of common stock registered pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6), the offerings of the unsold securities registered under the Prior Registration Statement were deemed terminated as of the date of effectiveness of the 2024 Registration Statement.